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                                                                    EXHIBIT 23.2


The Board of Directors
Private Capital Investors, Inc.


         We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-4 of ZIM Corporation, of our report dated October 7, 2002 (which report contains an explanatory paragraph relating to certain significant risks and uncertainties which conditions raise substantial doubt about the Company's ability to continue as a going concern, and is based in part on the report of another auditor) relating to the financial statements of Private Capital Investors, Inc., as of July 31, 2002 and for the years ended July 31, 2002 and 2001 and cumulative from inception (August 6, 1999), appearing in such Registration Statement. We also consent to the references to us under the heading "Experts" in the Prospectus.


         /s/ RACHLIN COHEN & HOLTZ LLP
         -----------------------------------
         RACHLIN COHEN & HOLTZ LLP


         Miami, Florida
         April 11, 2003